Exhibit 10.7.1

AMENDMENT AND CONSENT LETTER N°10

This amendment and consent letter n°10 (the “Letter”) is made on 3 February 2014

From:	GE FACTOFRANCE S.A.S., a company incorporated under the laws of France as a société par actions simplifiée and licensed as a credit institution (établissement de crédit), whose registered office is located at Tour Facto, 18, rue Hoche, 92988 Paris-La Défense Cedex, France, registered with the Trade and Companies Registry of Nanterre under number 063 802 466, as Factor (as defined in the Agreement),

To:

–       CONSTELLIUM SWITZERLAND AG, a company incorporated under the laws of Switzerland with a share capital of CHF 600,000.00, whose registered office is located at Max Högger-Strasse 6 8048 Zürich, Switzerland, registered with the Commercial Registry of Zürich under number CH17030058406, as Sellers’ Agent (as defined in the Agreement);

–       CONSTELLIUM HOLDCO II B.V., as Parent Company (as defined in the Agreement);

–       CONSTELLIUM FRANCE S.A.S., CONSTELLIUM EXTRUSIONS FRANCE S.A.S. and CONSTELLIUM AVIATUBE S.A.S., as French Sellers (as defined in the Agreement)

Dear Sirs,

Reference is made to:

(i)	a factoring agreement dated 4 January 2011 (as amended on 14 December 2011, 21 December 2011, 25 May 2012, 25 June 2012, 18 December 2012, 14 June 2013, 19 June 2013, 8 November 2013 and 6 December 2013) and entered into between the Sellers’ Agent, the Parent Company, the French Sellers and the Factor (the “Agreement”). Terms used with a capital letter and not defined in this Confidentiality Agreement shall have the same meaning as in the Agreement;

(ii)	a phone call made on 21 January 2014 by the Parent Company to the Factor requesting the Factor to consent to amend clause 11.2.1(c)(vi) of the Agreement (Change of Control).

The Factor hereby acknowledges and agrees that, with effect from the date hereof, the provisions of clause 11.2.1(c)(vi) of the Agreement (Change of Control) shall be deleted in their entirety and replaced by the following wording:

“a change of control, as defined in sub-paragraph (b) below (“Change of Control”), occurs with respect to any French Seller or the Parent Company.

(a)	For the avoidance of doubt, it is specified that the following events do not constitute a Change of Control:

(x)

Apollo ceases to own (whether directly or indirectly through any natural person or legal entity) (i) at least thirty five per cent (35%) of the issued share capital of Constellium N.V., the Parent Company or of any French Seller; (ii) the issued share capital having the right to cast at least thirty five per cent (35%) of the votes capable of being cast in general meetings of Constellium N.V., the Parent Company or of any French Seller; or (iii) the right to determine the composition of the majority of the board of directors or equivalent body of Constellium N.V. or the Parent Company or to designate the Président of any French Seller (as the case may be); or

(y)	subject to clause 11.2.1(c)(vi)(b)(z) below, any person or group of persons acting in concert acquires (whether directly or indirectly through any natural person or legal entity) shares in Constellium N.V., the Parent Company or any French Seller that are quoted and traded on the New York Stock Exchange and/or Paris Stock Exchange.

(b)	The following events do constitute a Change of Control:

(x)	any person or group of persons acting in concert (other than Apollo, any member of the Group or, for the avoidance of doubt, an underwriter or other financial intermediary duly regulated in the United States or the European Union) acquires (as of 3 February 2014) (whether directly or indirectly through any natural person or legal entity) off the counter (de gré à gré) directly from Apollo (i.e., for the avoidance of doubt, not from an underwriter or other financial intermediary duly regulated in the United States or European Union) (i) more than ten per cent (10%) of the issued share capital of Constellium N.V., the Parent Company or of any French Seller, (ii) the issued share capital having the right to cast at least ten per cent (10%) of the votes capable of being cast in general meetings of Constellium N.V., the Parent Company or of any French Seller; or (iii) the right to determine the composition of the majority of the board of directors or equivalent body of Constellium N.V. or the Parent Company or to designate the Président of any French Seller (as the case may be);

(y)	any person or group of persons acting in concert (other than Apollo, any member of the Group or, for the avoidance of doubt, an underwriter or other financial intermediary duly regulated in the United States or the European Union) becomes a new shareholder (as of 3 February 2014) of Constellium N.V., the Parent Company or of any French Seller and owns (whether directly or indirectly through any natural person or legal entity) (i) more than ten per cent (10%) of the issued share capital of Constellium N.V., the Parent Company or of any French Seller, (ii) the issued share capital having the right to cast at least ten per cent (10%) of the votes capable of being cast in general meetings of Constellium N.V., the Parent Company or of any French Seller; or (iii) the right to determine the composition of the majority of the board of directors or equivalent body of Constellium N.V. or the Parent Company or to designate the Président of any French Seller (as the case may be); in each case, when the shares in such companies owned by such person are quoted and traded with the consent of Constellium N.V. on a stock exchange other than the New York Stock Exchange and/or Paris Stock Exchange; or

(z)	any person or group of persons acting in concert (other than Apollo, Rio Tinto, the FSI, any member of the Group or, for the avoidance of doubt, an underwriter or other financial intermediary duly regulated in the United States or the European Union) acquires (as of 3 February 2014) (whether directly or indirectly through any natural person or legal entity) (i) more than thirty percent (30%) (or any other threshold percentage from time to time under applicable public offering regulations for the initiation of mandatory takeovers) of the issued share capital of Constellium N.V., the Parent Company, or of any French Seller, or (ii) the issued share capital having the right to cast at least thirty per cent (30%) (or any other threshold percentage from time to time under applicable public offering regulations for the initiation of mandatory takeovers) of the votes capable of being cast in general meetings of Constellium N.V., the Parent Company or of any French Seller,

and, in each case, such person or group of persons is not approved by the Factor (such approval to be given pursuant to its internal compliance policies and in any case not to be unreasonably withheld or delayed, provided that the Factor has been informed of the Change of Control within a reasonable timeframe prior to its occurrence to the extent Constellium

N.V., the Parent Company, or any French Seller has prior knowledge of such Change of Control).

The consent of the Factor described above shall take effect on the date this Letter is countersigned by the Sellers’ Agent, the Parent Company and the French Sellers, notwithstanding any provision to the contrary in the Agreement. In this respect, each of the Sellers’ Agent, the Parent Company and the French Sellers (each only for itself) represents and warrants to the Factor that it has full power and authority to countersign this Letter, and it has taken all action necessary to authorise the execution, delivery and performance by it of this Letter.

In consideration for the consent of the Factor described above, the Sellers’ Agent shall pay to the Factor a fee of 55,000 (fifty five thousand) Euros (excluding VAT).

For avoidance of doubt, this Letter shall not be construed as a novation (novation) of the Agreement and, save as amended by this Letter for the purposes of clause 11.2.1(c)(vi) of the Agreement (Change of Control), the provisions of the Agreement shall continue in full force and effect.

[Signature Page Follows]

This Letter shall constitute a Financing Facility Document for the purpose of the Agreement.

This Letter shall be governed by and construed in accordance with French law and shall be submitted to the jurisdiction of the commercial court of Paris (tribunal de commerce de Paris).

Signed on 3 February 2014, in six (6) originals.

/s/ Bruno Boissier
GE FACTOFRANCE SAS

Acknowledged and agreed:

/s/ Mark Kirkland	/s/ Mark Kirkland
CONSTELLIUM FRANCE	CONSTELLIUM AVIATUBE

/s/ Mark Kirkland	/s/ Mark Kirkland
CONSTELLIUM EXTRUSIONS FRANCE	CONSTELLIUM SWITZERLAND AG

/s/ Mark Kirkland
CONSTELLIUM HOLDCO II B.V.

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